UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 14, 2025

TE CONNECTIVITY PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1779916
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Parkmore Business Park West

Parkmore, Ballybrit

Galway, H91VN2T, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 91 378 040

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $0.01	TEL	New York Stock Exchange
0.00% Senior Notes due 2029*	TEL/29	New York Stock Exchange
3.250% Senior Notes due 2033*	TEL/33	New York Stock Exchange

* Issued by Tyco Electronics Group S.A., an indirect wholly-owned subsidiary of TE Connectivity plc

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2025, TE Connectivity plc (the “Company”) entered into a 364-Day Senior Credit Agreement (the “Credit Agreement”), by and among the Company, as parent guarantor, its wholly-owned subsidiary TE Connectivity Switzerland Ltd. (the “Intermediate Guarantor”), as intermediate guarantor, its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), as borrower, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, which provides for revolving credit commitments in the aggregate amount of $1,500,000,000 (the “364-Day Facility”). The 364-Day Facility will back borrowings that the Company intends to make under its commercial paper program.

The 364-Day Facility matures on March 13, 2026, which may be extended, at TEGSA’s option, pursuant to a “term out” option, for an additional one-year, on the terms and conditions set forth in the Credit Agreement.

Borrowings under the 364-Day Facility bear interest at a rate per annum equal to, at the option of TEGSA, (a) the term secured overnight financing rate (“Term SOFR”) or (b) an alternate base rate equal to the highest of (i) Bank of America, N.A.’s base rate, (ii) the federal funds effective rate plus 1/2 of 1%, (iii) the Term SOFR for a one-month interest period plus 1%, and (iv) 1%, plus, in each case, an applicable margin based upon the senior, unsecured, long-term debt rating of TEGSA. TEGSA is required to pay an annual facility fee. Based on the applicable credit ratings of TEGSA, this fee ranges from 3.0 to 9.0 basis points of the Lenders’ commitments under the 364-Day Facility.

The 364-Day Facility contains a financial ratio covenant providing that if, as of the last day of each fiscal quarter, the Company’s ratio of Consolidated Total Debt to Consolidated EBITDA (each as defined in the Credit Agreement) for the then most recently concluded period of four consecutive fiscal quarters exceeds 3.75 to 1.0, an Event of Default (as defined in the Credit Agreement) is triggered. The Credit Agreement also includes other customary representations and warranties, affirmative and negative covenants and events of default.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries have or may enter into interest rate and foreign exchange derivative arrangements with one or more of the Lenders, or their affiliates.

Terms used above but not otherwise defined have the meaning provided in the Credit Agreement. This description of the Credit Agreement and the 364-Day Facility is a summary only and is qualified in its entirety by the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

364-Day Senior Credit Agreement, dated as of March 14, 2025 by and among Tyco Electronics Group S.A., as borrower, TE Connectivity plc, as parent guarantor, TE Connectivity Switzerland Ltd., as intermediate guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025

TE CONNECTIVITY PLC

By:	/s/ Harold G. Barksdale
Name: Harold G. Barksdale
Title: Vice President and Corporate Secretary

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